Report of Independent Registered Public Accounting Firm


To the Board of Trustees of Federated
Income Securities Trust and
Shareholders of Federated Fund for U.S.
 Government Securities


In planning and performing our audit of
the financial statements of Federated Fund for U.S. Government Securities (a portfolio of Federated Income Securities Trust) (the
"Trust") as of and for the year ended March
31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered its
internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing
 an opinion on the effectiveness of the Trust's internal control over financial reporting.
 Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
of controls. A company's internal control
 over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or
 operation of a control does not allow
management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's
ability to initiate, authorize, record, process or
 report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements
that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material
weaknesses under standards established by
 the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of March 31, 2006.

This report is intended solely for the
information and use of management and the Board of Trustees of Federated Income Securities
 Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


      ERNST & YOUNG LLP


Boston, Massachusetts
May 10, 2006